EXHIBIT 31.2

CERTIFICATION

I, John R. Weale, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 of IPC Holdings, Ltd. (this “Amendment No. 1”); and

2. Based on my knowledge, this Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2009

/s/ John R. Weale
John R. Weale Chief Financial Officer